Exhibit 5.1




                                March 24, 1995



  Vermont Financial Services Corp.
  100 Main Street
  Brattleboro, Vermont 05301

       Re:  Registration Statement on Form S-3/S-8 relating to
            Vermont Financial Services Corp. Stock Option Plans

  Gentlemen:

       You have requested our opinion in connection with the Registration Statement on Form S-3/S-8 (the "Registration Statement") to be filed by Vermont Financial Services Corp., a Delaware corporation (the "Company"), with respect to the issuance by the Company of up to 323,302 shares of its common stock $1.00 par value per share (the "Shares") upon the exercise of stock options granted pursuant to one or more of the Company's 1987 Non-Qualified Stock Option Plan, as amended, the Company's 1988 Directors Non-Qualified Stock Option Plan, its 1994 Stock Option Plan, and the Stock Option Plan of West Mass Bankshares, Inc. which merged into the Company in 1994 (together, the "Plans"). We have examined such records and documents, including the Plans, and made such investigation of law, as we have deemed necessary in order to render this opinion. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States.

       In our examination described in the preceding paragraph, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the corresponding originals of all documents submitted to us as copies, the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records made available to us by the Company.

       Based upon and subject to the foregoing, it is our opinion that upon the issuance of Shares by the Company and payment therefor pursuant to the terms of the applicable Plan or Plans, such Shares will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent

  Vermont Financial Services Corp.
  March 24, 1995
  Page Two

  is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without our prior written consent.

                                Very truly yours,



                                SULLIVAN & WORCESTER

  CC/lam